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                                                               Exhibit 99.5

                             SAMSONITE CORPORATION

                              Rights Offering

                            to Stockholders of
                             Samsonite Corporation

To Our Clients:

  Enclosed for your consideration are a Prospectus, dated September , 1999 (the "Prospectus"), and the "Instructions as to Use of Samsonite Corporation Rights Certificates" relating to the offering (the "Rights Offering") by Samsonite Corporation ("Samsonite") of shares of its common stock, par value $.01 per share ("Common Stock") pursuant to transferable subscription Rights (the "Rights") distributed to all holders of record of shares of its Common Stock, par value $.01 per share (the "Common Stock"), at the close of business on September , 1999 (the "Record Date"). The Rights and Common Stock are described in Samsonite's Prospectus.

  The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on October , 1999, unless extended in the sole discretion of Samsonite (as it may be extended, the "Expiration Date").

  As described in the accompanying Prospectus, you will receive     Rights for
each share of Common Stock carried by us in your account as of the Record Date. No fractional Rights or cash in lieu thereof will be issued or paid. Instead, the number of Rights distributed will be rounded to the nearest whole number, with such adjustments as may be necessary to ensure that if all Rights are exercised, the gross proceeds to Samsonite will equal $75 million.

  Each Right will allow you to subscribe (the "Basic Subscription Privilege") at the cash price of $6.00 per share (the "Subscription Price") for one share of Common Stock.

  In addition, Rights holders which exercise their Basic Subscription Privilege also will be eligible to subscribe (the "Over-Subscription Privilege") at the same cash subscription price of $6.00 per share for shares of Common Stock that are offered but not otherwise purchased in the rights offering (the "Excess Shares"). If an insufficient number of Excess Shares is available to satisfy fully all over-subscriptions, each Rights holder exercising the Over-Subscription Privilege will receive a pro rata portion of the Excess Shares available based upon the number of shares of Common Stock it subscribed for pursuant to the Basic Subscription Privilege.

  The Rights will be evidenced by transferable Rights certificates and will be transferable until the close of business on the last trading day prior to the Expiration Date, at which time they will cease to have value.

  THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF RIGHTS MAY BE MADE BY ONLY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock, or sell any Rights, to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the document carefully before instructing us to exercise or sell Rights.

  Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise or sell Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., New York City time, on the Expiration Date. Once you have exercised the Basic Subscription Privilege or the Over-Subscription Privilege, such exercise may not be revoked.

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  If you wish to have us, on your behalf, exercise the Rights for any shares of
Common Stock to which you are entitled, or sell such Rights, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

  ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO THE INFORMATION AGENT, CORPORATE INVESTOR COMMUNICATOR, INC., AT THE FOLLOWING TELEPHONE TOLL FREE NUMBER: (877) 460-4352.

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                         BENEFICIAL OWNER ELECTION FORM

                                  INSTRUCTIONS

  The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock (the "Common Stock") of Samsonite Corporation ("Samsonite").

  This will instruct you whether to exercise or sell Rights to purchase shares of Samsonite's Common Stock distributed with respect to the shares of Samsonite's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Samsonite Corporation Rights Certificates."

  Box 1. [_]Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

  Box 2. [_]Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

  Box 3. [_]Please SELL RIGHTS and remit the net proceeds to the undersigned.

                          Number of     Subscription
                           Rights          Price         Payment
                          ---------     ------------     -------
Basic Subscription Priv-
 ilege:                               x    $           = $       (Line 1)
Over-Subscription Privi-
 lege:                                x    $           = $       (Line 2)
                          Total Payment Required       = $       (Sum of Lines 1
                                                                 and 2; must
                                                                 equal total of
                                                                 amounts in
                                                                 Boxes 3 and 4.)

  Box 4. [_]Payment in the following amount is enclosed $   .

  Box 5. [_]Please deduct payment from the following account maintained by you as follows:

            ---------------------           ---------------------
               Type of Account                   Account No.

            Amount to be deducted:   $ _________________

                                          -------------------------------
                                          -------------------------------
                                                Signature(s)

                                          Please type or print name(s) below:

                                          -------------------------------
                                          -------------------------------
Date:      , 1999

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